Exhibit 99.02

BINDING LETTER OF INTENT

This Binding letter of intent (the "Letter of Intent") is made by and between Pazoo, Inc., or its designee and/or assignee ("Pazoo") and MA and Associates, LLC ("MA," and together with Pazoo, each a "Party" and collectively the "Parties") and sets forth the general terms and conditions of the Parties agreement for Pazoo to acquire 40% of the Membership interest of MA(the "Proposed Transaction"). This letter contains the binding provisions of understanding between Pazoo and MA.  This Letter of Intent is intended to, and does, impose legal obligations on both Parties to proceed with the Proposed Transaction, subject to the conditions set forth herein.

The Proposed Transaction requires additional documentation and approvals, including the preparation and approval of one or more final agreements (the "Final Agreements") setting forth the terms and conditions of the Proposed Transaction in further detail. Before the Final Agreements are reached, we would like to confirm that we share an understanding of the principal terms and conditions of the Proposed Transaction, and that all Parties are willing to proceed in mutual good faith to work toward preparation of the Final Agreements and a closing consistent with the terms stated herein.

Our proposal is as follows:

PROPOSED TRANSACTION.

Pazoo will do each of the following: Purchase 40% of the equity membership interest of MA.

MA will do each of the following: Sell 40% of the equity membership interest of MA to Pazoo.

CONSIDERATION.

The consideration for the Proposed Transaction will be a payment of Two Million and no cents United States Dollars ($2,000,000.00)(the “Purchase Price”).  The Purchase price will be paid as follows: (i) Fifty Thousand and no cents United States Dollars ($50,000.00) upon the full execution of this Binding Letter of Intent; (ii) Fifty Thousand and no cents United States Dollars ($50,000.00) within fourteen (14) days of the execution of the Final Agreements;  (iii) It is understood that a certain portion of the Purchase Price will be held in escrow prior to closing in order to secure licenses and/or approvals, therefore, Two Hundred and Fifty Thousand and no cents United States Dollars ($250,000.00)will be placed in escrow, on the later of: (a) April 30, 2014; or (b) the State of Nevada makes available the application to become a licensed medical marijuana testing laboratory; (iv)  The remaining One Million Six Hundred Fifty Thousand and no cents United States Dollars ($1,650,000.00) shall be paid upon final state approval of MA as a testing laboratory and licenses being issued therefore, in accordance with the payment schedule to be set forth in the Final Agreements.

TIMING.

The Parties agree to work in good faith so that the Parties prepare and execute the Final Agreements within fourteen (14) days following the full execution of this Binding Letter of Intent.

CONTINGENCIES.

Any obligation to consummate the Proposed Transaction under the terms of this Binding Letter of Intent is based entirely on satisfaction of each of the following conditions:

1.           Execution of a mutually acceptable Final Agreement.

2.           Receipt of all applicable consents, approvals, and authorizations including board, partnership, third party, and regulatory approvals, if any, relating to the Proposed Transaction.

3.           Completion by each Party and its business, legal, financial, and engineering representatives of a substantial due diligence investigation of all relevant business, legal, financial, engineering, and/or environmental documents, with results satisfactory to such Party, no later than April 30, 2014 or as otherwise agreed by the mutual written agreement of the Parties (the "Due Diligence Completion Date").

NOTICE AFTER COMPLETION OF DUE DILIGENCE.

On or before the Due Diligence Completion Date, each Party shall notify the other Party in writing that it has completed substantial due diligence and is prepared to proceed with consummation of the Proposed Transaction (the "Notice of Intention to Proceed"). If a Party does not provide a Notice of Intention to Proceed to the other Party on or before the Due Diligence Completion Date, the other Party may terminate this Binding Letter of Intent, and, notwithstanding anything contained herein to the contrary, neither Party shall have any obligation or liability to the other Party and any amounts paid toward the Purchase Price on account of the Proposed Transaction shall be returned to Pazoo. For the purposes of this Binding Letter of Intent, the effective date of receipt of a Notice of Intention to Proceed will be the date of receipt as acknowledged in writing by the receiving Party.

FINAL AGREEMENTS.

The Final Agreements will be prepared by the Parties and executed within fourteen (14) days after the full execution of this Binding Letter of Intent, subject to completion of Pazoo’s Due Diligence, and will include customary covenants, conditions, representations, and warranties, which will be made as of the Closing Date. The Parties recognize that there may be additional elements for negotiation and inclusion in the Final Agreements.

ACCESS TO INFORMATION.

While this Binding Letter of Intent remains in effect, each Party and its advisors shall have reasonable access to the other Party's books, records, and personnel files, and shall receive such financial and operational data and other information as that Party shall reasonably request. Any information so received shall be kept confidential by the receiving Party and may only be disclosed to its legal, financial and business representatives. Upon termination or expiration of this Binding Letter of Intent, each Party shall return (within 10 business days) any and all information (either in print or electronic form) received from the other Party in connection with the Proposed Transaction.

EXCLUSIVE DEALING.

In consideration of the effort and expense to be incurred by the Parties in connection with their Due Diligence review of the Proposed Transaction, each Party agrees that from the date of this Binding Letter of Intent until the Due Diligence Completion Date, such Party and its officers, directors, employees, and agents will not initiate, solicit, encourage (directly or indirectly), or accept any offer or proposal from any third party with respect to the Proposed Transaction, and shall not enter into any agreement, understanding, or transaction that would have an adverse affect on the ability of the Parties to consummate the Proposed Transaction.

EXPENSES.

Unless and until otherwise agreed in writing, each Party shall be responsible for and bear all of its own costs and expenses (including any legal, accounting, broker, advisor, banking, or other fees and expenses or prior commitments in respect thereof) incurred in connection with the Proposed Transaction or this Letter of Intent, regardless of whether or not the Proposed Transaction is consummated. Except for breach of any confidentiality provisions hereof, neither Party shall have any liability to the other Party for any liabilities, losses, damages (whether special, incidental, or consequential), costs, or expenses incurred by the other Party if negotiations between the Parties are terminated in accordance with this Letter of Intent.

ADDITIONAL MATERIAL TERMS.

In addition to those terms set forth herein, the Parties agree that the following terms are material to the Proposed Transaction and will be included in the Final Agreements: (i) Pazoo shall be granted one seat on the Board of Directors and/or Board of Advisors of MA; (ii) Pazoo shall have the right to form a Nevada corporation (Pazoo MTLA, Inc.) as a wholly owned subsidiary of Pazoo to hold the 40% equity interest of MA, and that, if agreed to by Pazoo and MA that the Parties wish to roll the operations of MA into Pazoo MTLA, Inc. and spin off Pazoo MTLA, Inc. as a public company, all members of MA agree to exchange their equity interest for common stock of Pazoo MTLA, Inc. at the same equity percentages as then held in MA; (iii) Pazoo shall have a right of first refusal to provide any debt or equity financing to MA and that no third party shall have the right to invest in MA on terms that equal an enterprise value of MA of less than Ten Million and no cents United States Dollars ($10,000,000.00); (iv) Any and all new laboratories within the United States of America, whether within or outside of the State of Nevada, shall be established and licensed through MA or Pazoo MLTA, Inc., as the case may be; (v) All of the Officers, Directors, Members, Mangers and/or key employees of both MA and Pazoo (or Pazoo MTLA, Inc. as the case may be) agree to the execution of a Non-Compete agreement for the period of three(3) following such Officer, Director, Member, Manager or key employee no longer being employed by, or associated with, MA, Pazoo, or Pazoo MLTA, Inc., as the case may be; and (vi)The current Members of MA shall receive, collectively, One Million shares of Pazoo, Inc, Series A Convertible Preferred Stock, in such percentage as agreed to by the Members of MA, upon the State of Nevada’s approval of MA as a licensed Medical Marijuana Testing Laboratory; and an additional Five Hundred Thousand shares of Pazoo, Inc, Series A Convertible Preferred Stock, in such percentage as agreed to by the Members of MA, after the first testing laboratory has been operational and fully functioning for a period of ninety consecutive days.

The Parties hereto agree to proceed in the fashion as set forth above.

Dated:	PAZOO, INC.

Steve Basloe / President

MA AND ASSOCIATES, LLC

/